Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement, effective on September 11, 2018 (“Effective Date”), by and between FATE THERAPEUTICS, Inc., a Delaware corporation with offices located at 3535 General Atomics Court, Suite 200, San Diego, CA 92121 (“Licensee”), and The J. David Gladstone Institutes, a testamentary trust with offices located at 1650 Owens Street, San Francisco, California 94158 (“Gladstone”).  Each of Gladstone and Licensee may be referred to herein individually as a “Party” and jointly as the “Parties.”  In consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. As used herein, the following terms shall have the following meanings:

1.1“Affiliate” means an entity that controls, is controlled by, or is under common control with the Licensee.  As used in this Section 1.1, the terms “control” means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of an entity, or the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

1.2“Customer” means an individual or an entity that receives Licensed Product for its own end use or consumption, and not for further sale, transfer, lease, exchange or other disposition.  For clarity, a transaction by and between Licensee, an Affiliate, or a Sublicensee, where the intent is to then further sell, transfer, lease, exchange or dispose of Licensed Product to an individual or an entity for such individual’s or entity’s end use or consumption, shall not be considered a sale of a Licensed Product to a Customer.

1.3“Field” means the research, development, manufacturing, and commercialization of human therapeutics comprising iPSCs or cells derived therefrom.

1.4“Licensed Patents” means (a) the patent application listed on Exhibit A, attached hereto; and (b) any substitutions, divisions, and continuations thereof, and any continuations-in-part thereof (but only to the extent that claims in such continuations-in-part are described in the specification of the parent patent application), (c) any patents issued from the foregoing patent applications; (d) any reissues, renewals, registrations, confirmations, re-examinations and extensions of such patents; and (e) all foreign counterparts of the foregoing in the Territory.

1.5“Licensed Product” means any device, composition, product, or service: (a) the making, using, performing, importing or selling of which, but for the license granted hereunder, would infringe one or more Valid Claims as defined below; or (b) that is developed, in whole or in part, by use of one or more inventions that are the subject of one or more Valid Claims of the Licensed Patents.

1.6“Net Sales” [***]

1.7“Phase III Clinical Trial” means a pivotal human clinical trial of a therapeutic that is designed to ascertain efficacy and safety of such therapeutic for the purpose of enabling the preparation and submission of a regulatory approval application to a competent regulatory authority, as further defined in 21 C.F.R. 312.21(c) for the United States, as amended from time to time, or the corresponding foreign regulations.

1.8“Sublicense Income” means all upfront fees and other payments received by Licensee from all Sublicensees in consideration of a grant of rights to the Licensed Patents by Licensee to such Sublicensees.  [***]

1.9“Sublicensee” means any non-Affiliate person or business entity to which Licensee has granted a sublicense of the rights granted to Licensee under Article 2.

1.10“Territory” means worldwide.

1.11“Valid Claim” means (a) a claim of an issued and unexpired patent in the Licensed Patents that (i) has not been abandoned, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and is not subject to appeal; (ii) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; and (iii) has not been lost through an interference, reexamination or reissue proceeding; or (b) [***]

2.	License.

2.1Patent License.  Subject to the terms and conditions set forth in this Agreement, effective solely during the Term, Gladstone grants to Licensee an exclusive (except as provided in Section 2.5 and Section 2.6), non-transferable (except as permitted under Section 8.2), sublicensable (subject to Section 2.4), royalty-bearing license under the Licensed Patents, to research, develop, make, have made, use, sell, have sold, offer for sale, lease, have leased, import and have imported Licensed Products in the Field in the Territory.  Licensee’s exercise of the “have sold,” “have leased,” and “have imported” rights is subject to compliance with Section 2.3 or Section 2.7, as appropriate.

2.2Affiliates.  The license granted to Licensee under Section 2.1 shall include the right to have some or all of Licensee’s rights or obligations under this Agreement exercised or performed by one or more of Licensee’s Affiliates (but only during the period that such entity remains an Affiliate); provided, however, that Licensee shall remain fully responsible for the performance of any obligations that it delegates to an Affiliate.

2.3Sublicenses.  Licensee shall have the right to grant sublicenses of its rights under Section 2.1, subject to the requirements set forth below.  Licensee shall incorporate terms and conditions into its sublicense agreements sufficient to enable Licensee to comply with this Agreement, and Licensee shall ensure that all sublicense agreements are consistent with the terms and conditions of this Agreement. Licensee shall provide to Gladstone redacted copies of all proposed sublicense agreements for Gladstone’s written consent (such consent not to be unreasonably withheld), with sufficient information to provide evidence of compliance with the terms of this agreement.  Each sublicense and any information provided by Licensee to Gladstone under this Article 2 shall be deemed to be Confidential Information of Licensee. Upon termination of this

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Agreement for any reason, all sublicenses shall automatically terminate, provided however, that in the case of any termination other than termination by Licensee pursuant to Section 6.2, any Sublicensee in good standing with regard to its obligations under its sublicense as of the effective date of termination of this Agreement may agree to assume the applicable obligations of Licensee hereunder, but limited to the rights granted by Licensee to such Sublicensee in terms of territory, scope and other limitations, within forty-five (45) days of such effective date of termination, and at the request of such Sublicensee, such sublicense shall survive termination of this Agreement and be assigned to Gladstone and Gladstone shall accept such assignment.  In such case, the obligations of Gladstone to Sublicensee shall not exceed the obligations of Gladstone to Licensee under this Agreement.

2.4Retained Rights.  Gladstone shall retain the non-exclusive right to practice under the Licensed Patents and to use the inventions claimed therein, and to grant other educational and not-for-profit research organizations the right to practice under the Licensed Patents and to use the inventions claimed therein, in each case for educational, research, and non-profit purposes.

2.5Government Rights.  Licensee acknowledges that the U.S. Federal Government may have certain rights in the Licensed Patents subject to 35 U.S.C. §§ 200 et seq and any related regulations.  To the extent that these statutes and regulations apply, Licensee acknowledges that the United States government will retain certain non-exclusive rights to practice the Licensed Patents and that such statutes and regulations impose the obligation that Licensed Product sold or produced in the United States be manufactured substantially in the United States.  Licensee will ensure all applicable obligations set forth in such statutes and regulations are satisfied.

2.6No Other Licenses.  Except as expressly provided herein, nothing in this Agreement shall be construed to confer any ownership interest, license or other rights upon Licensee by implication, estoppel or otherwise as to any technology, products, biological materials, patents (including patents that are dominant or subordinate to the Licensed Patents), or other intellectual property rights of Gladstone or any other entity.

2.7Permitted Subcontracting.  The license granted by Gladstone in Section 2.1 includes the right to engage in Permitted Subcontracting, as defined herein.  “Permitted Subcontracting” shall include the grant by Licensee, its Affiliate, or Sublicensee of rights under this Agreement to (i) third parties contractually bound to Licensee, an Affiliate or Sublicensee for the sole purpose of marketing or promoting a Licensed Product, (ii) third party contract research organizations contractually bound to Licensee, an Affiliate or Sublicensee with no other rights under Licensed Patents other than to perform research and development on behalf of Licensee, an Affiliate or Sublicensee; and (iii) third party contract manufacturing organizations contractually bound to Licensee, an Affiliate or Sublicensee with no other rights under Licensed Patents than to manufacture on behalf of Licensee, an Affiliate or Sublicensee.  For clarity, Permitted Subcontracting is not considered sublicensing of rights under this Agreement.  Licensee shall (and shall cause its Affiliates and Sublicensees, as the case may be) to incorporate terms and conditions into its agreement for Permitted Subcontracting that are sufficient to enable Licensee to comply with this Agreement, and Licensee shall ensure that all such agreements do not conflict with the terms and conditions of this Agreement.

3.	Research, Development and Commercialization.

3.1Licensee Responsibilities.  Licensee shall be solely responsible for all research, development, and commercialization activities that it undertakes within the scope of the licenses granted pursuant to Sections 2.1 and 2.2.  The costs of all such activities shall be borne solely by

Licensee.  Without limiting the foregoing, but subject to Section 4.5, Licensee shall be solely responsible for all amounts owed to Third Parties pursuant to any license or technology acquisition agreement under which Licensee obtains rights or licenses related to the development and commercialization of the Licensed Product by Licensee, its Affiliates, and its Sublicensees.

3.2Diligence.  Licensee shall use commercially reasonable efforts to meet the milestones shown in Exhibit B attached hereto, which exhibit is incorporated herein by reference, and notify Gladstone in writing as each milestone is met.  The efforts of Affiliates and Sublicensees shall be treated as the efforts of Licensee when evaluating Licensee’s compliance with the foregoing diligence obligations.

3.3Reporting.  Within [***] days after the end of each calendar year during the Term, Licensee shall furnish Gladstone with a written report summarizing its and its Affiliates’ and Sublicensees’ efforts during the prior year to develop and commercialize Licensed Products and a discussion of intended efforts for the then-current year.

4.	Compensation

4.1License Issuance Fee.  Licensee shall (a) pay to Gladstone a non-refundable, non-creditable license issue fee of US$100,000, and (b) reimburse Gladstone for all reasonable historical costs incurred by the Gladstone for the filing and prosecution of the Licensed Patents (approximately $[***]), which fees shall be invoiceable on the Effective Date and payable within thirty (30) days of Licensee’s receipt of such invoice.  All invoices shall be sent to [***].

4.2Equity.  Licensee shall issue to Gladstone 100,000 shares of common stock of Licensee pursuant to that certain Stock Issuance Agreement of even date herewith (the “Stock Issuance Agreement”), a copy of which is attached hereto as Exhibit C.  The Stock Issuance Agreement contains additional rights and obligations of the Parties with respect to such shares.

4.3Maintenance Fee.  During the Term, Licensee shall pay to Gladstone a yearly, non-refundable, non-creditable maintenance fee of US$[***] within [***] after each anniversary of the Effective Date, beginning on the second anniversary of the Effective Date (“Maintenance Fee”).  In addition, upon the first commercial sale of a Licensed Product, the annual Maintenance Fee shall increase to $[***] annually and will become minimum annual royalties for the calendar year in which such payments come due.  Specifically, royalties paid under Section 4.5 for a calendar year prior to payment of the minimum annual royalty for such calendar year shall be creditable against such minimum annual royalty, and any minimum annual royalty payments actually made shall be creditable against any royalties that later come due under Section 4.5 for such calendar year.  The first minimum annual royalty payment that comes due after the first commercial sale of a Licensed Product shall be pro-rated to cover the period until January 30 of the following calendar year, and future minimum annual royalty payments shall be due on January 30 of each calendar year.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

4.4Milestone Payments.  Licensee shall pay to Gladstone the milestone payments set forth in the table below with respect to the first Licensed Product to achieve such milestone event.

Event	Milestone Payment

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each of the milestone payments set forth in this Section 4.4 shall be made only once.  Licensee shall notify Gladstone in writing within thirty (30) days after the occurrence of each milestone event giving rise to a payment obligation under this Section 4.4.  As used herein, the [***].

4.5Royalties.  Licensee shall pay to Gladstone incremental royalties on Net Sales at a royalty rate determined by annual Net Sales as follows:

Net Sales (US$) Per Calendar Year	Royalty Rate

[***]	[***]

[***]	[***]

[***]	[***

For example, if annual Net Sales of all Licensed Products in a calendar year are US$[***] in the aggregate and there are no royalty deductions, the royalty due will be US$[***], calculated as follows: [***]

If it is necessary for Licensee to pay royalty or similar payments to a Third Party in order to  make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, or import a Licensed Product in a country in the Territory during the applicable reporting period (the “Third Party Royalties”), then Licensee shall be entitled to deduct from the royalty payments otherwise due to Gladstone under this Section 4.5 for such Licensed Product and such country [***] of such Third Party Royalties; provided, however, that royalties due hereunder for any calendar quarter shall not be reduced to below [***] of what would otherwise be due under this Section 4.5 in the absence of any deduction.  Any deductions that cannot be made as a result of the foregoing provision may be carried forward to subsequent quarters.

Licensee shall pay royalties on Net Sales of all Licensed Products that are either sold or produced under the license granted in Section 2, even if, for example, such Licensed Products are produced prior to the Effective Date or sold after the termination of this Agreement.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

4.6Sublicense Income.  Licensee shall pay Gladstone a percentage of all Sublicense Income received by Licensee or Affiliates, which percentage will vary depending on the aggregate amount of Sublicense Income received during the Term:

Aggregate Sublicense Income (US$) During Term	Percentage

[***]	[***]

[***]	[***]

[***]	[***]

To the extent that rights other than the Licensed Patents are sublicensed, Licensee shall equitably apportion the consideration received between Licensed Patents and such other rights, and the amount apportioned to the Licensed Patents will be included in Sublicense Income.

4.7Reports.  Royalties with respect to Net Sales accrued during a calendar quarter, and payments due with respect to Sublicense Income received or milestone events achieved during a calendar quarter, shall be due no later than [***] following the end of such calendar quarter.  Each such payment shall be accompanied by written statement including a complete and accurate summary of the sales or other disposition of Licensed Products during such calendar quarter, the amount of Net Sales during such calendar quarter, the amount of Sublicense Income received during such calendar quarter, and any milestone events achieved, and such other information as is necessary for Gladstone to verify the royalty and other payments due hereunder.

4.8Records. Licensee shall maintain, and shall cause its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Gladstone in relation to this Agreement, which records will contain sufficient information to permit Gladstone to confirm the accuracy of any reports delivered to Gladstone hereunder and compliance in other respects with this Agreement.  Licensee and/or its Affiliates and Sublicensees shall retain such records for at least [***] following the end of the calendar year to which they pertain, during which time Gladstone shall have the right on an annual basis, [***], to cause an independent third party reasonably acceptable to Licensee to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement.  [***]

4.9Late Payments.  In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day following the due date as herein specified, calculated at an annual rate equal to [***], the interest being compounded on the last day of each calendar quarter, provided that in no event shall said annual rate exceed the maximum legal interest rate in California.  The payment of such interest shall not foreclose Gladstone from exercising any other rights it may have as a consequence of the lateness of any payment.

4.10Payment Method.  Each payment due to Gladstone under this Agreement shall be paid in United States dollars by check or wire transfer of funds to Gladstone’s account in accordance with written instructions provided by Gladstone.  Such payments will be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government-imposed fees or taxes, except as permitted in the definition of Net Sales (if applicable).

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

5.	Intellectual Property.

5.1 Patent Prosecution.  During the Term, Licensee shall have the first right to prepare, file, prosecute and maintain the Licensed Patents at its sole expense, using patent counsel of its choice, provided that counsel shall be reasonably acceptable to Gladstone.  Licensee agrees to (i) keep Gladstone reasonably informed as to the filing, prosecution and maintenance of the Licensed Patents, (ii) furnish to Gladstone copies of material documents relevant to such filing, prosecution and maintenance, and (iii) allow Gladstone a reasonable opportunity to comment on material documents filed with any patent office with respect to the Licensed Patents and consider in good faith Gladstone’s comments.  To enable Licensee’s rights to prosecute and maintain the Licensed Patents and to aid Licensee in this process, Gladstone shall provide information, execute and deliver documents and do other acts as Licensee shall reasonably requests from time to time in connection with such filing, prosecution and maintenance of the Licensed Patents.  Licensee will reimburse Gladstone for Gladstone’s reasonable costs incurred in complying with such requests.   If Licensee desires to abandon, cease prosecution or not maintain any Licensed Patent in any country in the Territory, then Licensee shall provide to Gladstone written notice of such determination at least thirty (30) days prior to the deadline for any filing that is required to avoid abandonment or lapse of such patent or patent application, in which case Gladstone shall have the sole right to continue to prosecute and maintain such patent or patent application in the applicable country at Gladstone’s expense.  Additionally, if Gladstone desires Licensee to file, in a particular jurisdiction in the Territory, a Licensed Patent that claims priority to (or is based on the subject matter of) another Licensed Patent, Gladstone may provide written notice to Licensee requesting that Licensee file such patent application in such jurisdiction.  If Gladstone provides such written notice to Licensee, Licensee shall either (i) file and prosecute such patent application and maintain any patent issuing thereon in such jurisdiction at Licensee’s sole expense, or (ii) notify Gladstone that Licensee does not desire to file such patent application and provide Gladstone with the opportunity to prepare, file and prosecute such patent application and maintain any patent issuing thereon at Gladstone’s expense.  If Gladstone assumes responsibility for preparing, filing, prosecuting, or maintaining any patents or patent application pursuant to this Section 5.1(a), then such patent or patent application shall thereafter cease to be within the Licensed Patents patent or patent application, and Licensee shall no longer have any rights with respect to such patent or patent application.

5.2Enforcement of Licensed Patents.

(a)Notification.  If either Party becomes aware of (i) any infringement by a third party of any of the Licensed Patents, or (ii) declaratory judgment action by a third party alleging the invalidity, unenforceability or non-infringement of a Licensed Patent (collectively (i) and (ii), an “Infringement”), such Party shall promptly notify the other Party in writing to that effect, including any available evidence of Infringement by such third party.

(b)Licensee Enforcement Rights. Subject to the rest of this Section 5.2, Licensee, to the extent permitted by law, shall have the first right, under its own control and at its own expense, to bring an action or proceeding under one or more Licensed Patents against any Infringement in the Field in the Territory.  Prior to commencing any such action or proceeding, Licensee shall consult with Gladstone and shall consider the views of Gladstone regarding the advisability of the proposed action and its potential effect on the Licensed Patents and on the public interest.  Neither Party will notify a third party (including the alleged infringer) of infringement or put such third party on notice of the existence of any Licensed Patent, without first obtaining the written permission of the other Party to this Agreement. Gladstone shall, in cooperation with Licensee use best efforts to terminate such infringement without litigation. If the efforts of the parties are not successful in abating the dispute within [***] days following the initial notice thereof, Licensee shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against, such Infringement, at Licensee’s cost and expense. Gladstone shall have the right, at its own expense, to be represented in any such action or proceeding by counsel of its own choice.  If Gladstone is involuntarily joined to any suit brought by Licensee under this Section 5.2(b), Licensee shall indemnify Gladstone against, and hold Gladstone harmless from, any costs, expenses, or liability that Gladstone incurs in connection with such action, including but not limited to, any legal fees of counsel that Gladstone selects and retains to represent it in the suit.

(c)Enforcement by Gladstone.  If Licensee fails to bring an action or proceeding with respect to an Infringement in the Field, or take other action to terminate or defend against such Infringement, within [***] days after Licensee’s receipt or delivery of notice as provided in Section 8, or such shorter period as necessary to prevent the loss of rights, Gladstone shall have the right, but not the obligation, to bring such action or proceeding or take other action to terminate or defend against such Infringement, under its own control and at its own expense. In such event, Licensee shall take appropriate actions in order to enable Gladstone to commence a suit or take the actions set forth in the preceding sentence.

(d)Settlement.  Neither Party shall settle any suit or action against an Infringement in any manner that would (i) negatively impact the Licensed Patents or the other Party’s rights thereunder, (ii) admit fault on behalf of, or negatively impact the reputation of, the other Party; or (iii) limit or restrict the ability of Licensee to sell Licensed Products anywhere in the Territory, in each case without the prior written consent of the other Party.

(e)Collaboration.  Each Party shall provide to the enforcing or defending Party reasonable assistance in such enforcement, at such enforcing Party’s request and expense.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts.  The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.

(f)Expenses and Recoveries.  The Party bringing or defending a claim, suit or action under this Section 5.2 shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action.  If such Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be allocated as follows: (i) if Licensee is the enforcing or defending Party, the remaining amounts will be retained by Licensee and included in Net Sales subject to the royalty payment to Gladstone under Sections 4.5 and 4.6, and (ii) if Gladstone is the enforcing or defending Party, the remaining amounts will be retained by Gladstone.

6.	Term and Termination

6.1Term.  The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 6, shall remain in effect on a Licensed Product-by-

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Licensed Product and country-by-country basis, until the expiration of the last Valid Claim in such country covering such Licensed Product (the “Term”).  Upon the expiration of this Agreement with respect to a Licensed Product in a particular country, the license granted by Gladstone to Licensee under Sections 2.1 with respect to such Licensed Product and such country shall become fully-paid and royalty free.

6.2Termination Without Cause.  Licensee shall have the right to terminate this Agreement at any time upon [***] days written notice to Gladstone and upon payment of all amounts due Gladstone through the effective date of termination (along with a final report pursuant to Section 4.8).

6.3Termination for Cause.

(a)In the event Licensee fails to pay any amounts due and payable to Gladstone hereunder, and fails to make such payments within [***] days after receiving written notice of such failure, Gladstone may terminate this Agreement immediately upon written notice to Licensee.

(b)In the event Licensee commits a material breach of its obligations under this Agreement, except for breach as described in Section 6.3(a), and fails to cure that breach within [***] days after receiving written notice thereof, Gladstone may terminate this Agreement immediately upon written notice to Licensee.

(c)Gladstone may terminate this Agreement immediately upon written notice to Licensee if a voluntary or involuntary bankruptcy or insolvency proceeding involving Licensee is filed, if Licensee makes an assignment for the benefit of creditors, if Licensee becomes subject to any other similar proceeding or action related to or resulting from the insolvency or bankruptcy of Licensee, or if Licensee ceases to carry on its business related to this Agreement.

6.4Effect of Termination.

(a)Termination of Rights.  Upon termination of this Agreement by either Party pursuant to any of the provisions of Sections 6.2 or 6.3, all rights and licenses granted to Licensee with respect to the Licensed Patents shall terminate, along with all sublicenses hereunder.

(b)Accruing Obligations.  Termination or expiration of this Agreement shall not relieve the Parties of obligations accruing prior to such termination or expiration, including obligations to pay amounts accruing hereunder up to the date of termination or expiration.

(c)Survival.  The Parties’ respective rights, obligations and duties under Sections 4 and 6, and Section 7, as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive any expiration or termination of this Agreement.

7.	Dispute Resolution

7.1Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, which have not been resolved by good faith negotiations between the parties, or

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

by alternate dispute resolution mechanisms (other than arbitration) which may be mutually agreed to, shall be resolved by final and binding arbitration in San Francisco, California under the rules of the American Arbitration Association then in effect. The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to Gladstone and Licensee, this Agreement and the outcome of the arbitration. The arbitrators shall have no power to add to, subtract from or modify any of the terms and conditions in this Agreement.  Any award rendered in such arbitration may be enforced by either party in either the courts of the State of California or in the United States District Court for the Northern District of California at San Francisco, California, to whose jurisdiction for such purposes Gladstone and Licensee hereby irrevocably consent and submit. Punitive damages shall be excluded from any arbitration, judgment or settlement.

7.2Notwithstanding the foregoing, (i) nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement, and (ii) any disputes arising hereunder with respect to the inventorship, validity, enforceability or other aspect of intellectual property rights, shall be resolved by a court of competent jurisdiction and not by arbitration.

7.3The expenses of the arbitration, including the arbitrators' fees, expert witness fees and attorney’s fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both Parties shall share equally in the payment of the arbitrators' fees as and when billed by the arbitrators.

8.	Miscellaneous

8.1Notice.  Any notice or other communication required or permitted under this Agreement shall be in writing and will be deemed received, if delivered by courier on a business day, on the day delivered to the respective addresses given below:

If to Gladstone:	The J. David Gladstone Institutes ATTN: President 1650 Owens Street San Francisco, CA 94158

With a copy to:	The J. David Gladstone Institutes
ATTN: Vice President for Intellectual Property and Legal Affairs
1650 Owens Street
San Francisco, CA 94158

If to Licensee:	Fate Therapeutics, Inc.
ATTN: General Counsel
3535 General Atomics Court, Suite 200
San Diego, CA 92121

8.2No Assignment.  This Agreement is not assignable by Licensee without the prior written consent of Gladstone, except Licensee may make such an assignment or transfer without Gladstone’s consent to a third-party successor to substantially all of the assets or business of Licensee relating to this Agreement, whether in a merger, acquisition, sale of stock, sale of assets or other transaction.  In the event that Licensee assigns this Agreement (whether or not Gladstone’s consent is required pursuant to the previous sentence), Licensee shall provide written notice of such assignment to Gladstone, and the assignee or other successor of any obligations hereunder shall expressly assume such obligations in writing.  Any attempted assignment or transfer that does not comply with this Section 8.2 shall be of no force or effect.

8.3No Warranties.  GLADSTONE HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE LICENSED PATENTS OR THE LICENSES GRANTED HEREIN, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.  GLADSTONE MAKES NO REPRESENTATION OR PROVIDES ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

8.4Indemnification by Licensee.  Licensee agrees to indemnify, defend and hold harmless Gladstone and any third party sponsors of the research that gave rise to the Licensed Patents (if any), and their respective trustees, officers, staff, employees, representatives and agents (the “Indemnified Parties”) against all damages, expenses (including without limitation legal expenses), claims, demands, suits, or other actions arising from (a) a material breach of this Agreement by Licensee; (b) the gross negligence or willful misconduct of Licensee or any of its Affiliates in connection with its obligations under this Agreement; (c) Licensee’s acceptance, use or disposal of any materials or their progeny or derivatives; or (d) Licensee’s exercise of license granted hereunder, including without limitation any cause of action relating to product liability concerning any product, process, or service made, used or sold by Licensee or its Affiliates pursuant to any right or license granted under this Agreement; except to the extent that such damages, expenses, claims demands, suits or other actions arise from (x) a material breach of this Agreement by the Indemnified Parties, or (y) the gross negligence or willful misconduct of the Indemnified Parties in connection with its obligations under this Agreement.

8.5Insurance.  Licensee shall procure and maintain insurance or self-insure, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated.  It is understood by the Parties that such insurance shall not be construed to create a limit of Licensee’s liability with respect to its indemnification obligations under Section 8.4.  Licensee shall provide Gladstone with written evidence of such insurance upon request.  Licensee shall provide Gladstone with written notice at least [***] days prior to the cancellation, non-renewal, or material change in such insurance or self-insurance.

8.6No Liability for Incidental or Consequential Damages.  IN NO EVENT SHALL GLADSTONE OR ITS RESPECTIVE TRUSTEES, OFFICERS, STAFF, EMPLOYEES, REPRESENTATIVES, AND AGENTS BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PERSONS OR ENTITIES SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

8.7No use of Names.  Licensee shall not use the names of Gladstone or its respective related entities and employees, or any adaptations thereof, in any advertising, promotional, or sales literature without the prior written consent of Gladstone; provided however, that Licensee (a) may refer to publications by employees of Gladstone in the scientific literature or (b) may state that a license from Gladstone has been granted as herein provided.

8.8Patent Marking.  Licensee shall mark, if necessary, all products manufactured, used or sold under the licenses granted pursuant to this Agreement, or their containers, in accordance with the applicable patent marking laws, as required.

8.9Entire Agreement.  This instrument, together with all Exhibits hereto, contains the entire agreement between the Parties hereto.  No verbal agreement, conversation or representation between any officers, agents or employees of the Parties hereto either before or after the execution of this Agreement shall affect or modify any of the terms or obligations herein contained.

8.10No Alterations.  No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each party.

8.11Choice of Law.  The validity and interpretation of this Agreement and the legal relations of the parties to it shall be governed by the laws of the State of California, without regard to any conflicts of law principles that would provide for the application of the laws of another jurisdiction.

8.12No Relationship.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind or commit the other Party in any way.  Nothing herein shall be construed to create the relationship of partnership, principal and agent, or joint venture between the Parties.

8.13Entire Document.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Parties hereto have duly executed this Agreement as of the Effective Date.

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolchko
Name:	Scott Wolchko
Title:	President and CEO

THE J. DAVID GLADSTONE INSTITUTES

By:	/s/ Deepak Srivasteva
Name:	Deepak Srivastava, M.D.
Title:	President, The J. David Gladstone Institutes

EXHIBIT A

Licensed Gladstone Patent Application

GL No.	U.S. SERIAL #	TITLE	FILING DATE	INVENTORS

[***]	[***]	[***]	[***]	[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

EXHIBIT B

Diligence Milestones

1.	[***]

2.	[***]

3.	[***]

* Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission.

Exhibit C

Stock Issuance Agreement

THIS STOCK ISSUANCE AGREEMENT (this “Agreement”) is entered into as of the 11 day of September, 2018, by and between Fate Therapeutics, Inc., a Delaware corporation (the “Corporation”), with its principal place of business located at  3535 General Atomics Court, Suite 200, San Diego, CA, and the The J. David Gladstone Institutes, a testamentary trust, having its principal place of business located at 1650 Owens Street, San Francisco, CA 94158 (“Gladstone”).

WHEREAS, Gladstone and the Corporation desire to enter into an Exclusive License Agreement of even date herewith (the “License Agreement”);

WHEREAS, to induce Gladstone to enter into the License Agreement, the Corporation has agreed to issue to Gladstone 100,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) in accordance with the terms hereof;

WHEREAS, Gladstone has agreed to accept the Shares upon such terms;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.The Closing.  The closing for the transactions contemplated hereby (the “Closing”) shall take place at the offices of Goodwin Procter LLP, San Francisco, California, or such other location upon which the parties may mutually agree, at any time on or before the date thirty (30) days after execution and delivery of the License Agreement, as the Corporation and Gladstone may mutually agree.  The Corporation shall issue to Gladstone the Shares at the Closing in consideration for Gladstone’s execution and delivery of the License Agreement, the value of which the parties acknowledge is equal to at least the aggregate par value of the Shares.  Promptly after the Closing, the Corporation shall cause to be delivered to Gladstone a stock certificate or a statement of book entry ownership representing the Shares.

2.Representations and Warranties of the Corporation.  The Corporation hereby represents and warrants to Gladstone at the Closing as follows:

2.1Organization.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry out the transactions contemplated hereby.

2.2Authorization of this Agreement.  The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all requisite corporate action.  This Agreement has been duly executed and delivered on behalf of the Corporation and constitutes the valid and binding obligations of the Corporation, enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement, and the issuance, sale and delivery of the Shares, and compliance with the provisions hereof by the Corporation, do not and will not (i) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation under, the Certificate of Incorporation or the Bylaws of the Corporation (as each may be amended and/or restated from time to time, the “Certificate of Incorporation” and “Bylaws”, respectively).

2.3Authorization of Shares.  The issuance, sale and delivery of the Shares by the Corporation hereunder have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered in accordance with the terms of this Agreement, the Shares will be validly issued and outstanding, fully paid and nonassessable.

2.4Exemptions from Securities Laws.  Subject to the accuracy of the representations and warranties of Gladstone set forth in Section 3, the provisions of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) are inapplicable to the offering, issuance, sale and delivery of the Shares by virtue of the exemption afforded by Section 4(a)(2) of the Securities Act, and no consent, approval, qualification or registration or filing under any state securities or “Blue Sky” laws is required in connection therewith, except for such filings which are required or permitted to be made after the Closing and which will be made on a timely basis by the Corporation.

3.Representations and Warranties of Gladstone.  Gladstone hereby represents and warrants to the Corporation as of the Closing as follows.

(a)Gladstone is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority and has taken all necessary action required for the due authorization, execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered on behalf of Gladstone and constitutes the valid and binding obligations of Gladstone enforceable in accordance with its terms.

(b)Gladstone has not been organized, reorganized or recapitalized specifically for the purposes of investing in the Corporation, and Gladstone is acquiring the Shares for investment and not for, with a view to, or in connection with the distribution thereof.

(c)Gladstone understands that the Shares have not been registered under the Securities Act or any state securities law by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration.  The certificates for the Shares shall bear a legend to such effect.

(d)Gladstone understands that the exemption from registration afforded by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

(e)Gladstone represents and warrants that it (i) has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby, (ii) is able to bear the economic risk of such investment, and (iii) qualifies as an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  Further, Gladstone is aware of the Corporation’s business affairs and condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares.

(f)All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of Gladstone in such manner as to give rise to any right, interest or valid claim for any brokerage or finder’s commission, fee or similar compensation.

4.Miscellaneous.

4.1Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and each other person or entity who shall become a registered holder named in any certificate evidencing shares of Common Stock transferred to such holder by Gladstone or its transferees, and their respective heirs, legal representatives, successors and assigns.

4.2Entire Agreement; Effect on Prior Documents.  This Agreement, the License Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement between the parties with respect to the financing transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings between them with respect thereto.

4.3Notices.  Any notice or communication given by one party to the other in connection with this Agreement shall be sufficiently given if given in accordance with the applicable provisions set forth in the License Agreement.

4.4Amendments; Waivers.  Except as otherwise provided herein, this Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Corporation and Gladstone.  A waiver or omission on one occasion shall not constitute a waiver or omission on any further occasion.

4.5Counterparts, Facsimiles.  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Facsimile or other electronic transmission of execution copies or signature pages for this Agreement shall be legal, valid and binding execution and delivery for all purposes.

4.6Sections, Headings.  Section references herein refer to sections of this Agreement unless expressly provided to the contrary.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

4.7Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of California, without regard to its principles of conflicts of laws.

4.8Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Stock Issuance Agreement under seal as of the day and year first above written.

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolckho
Name:	J. Scott Wolchko
Title:	President and CEO

J. DAVID GLADSTONE INSTITUTES

By:	/s/ Deepak Srivastava
Name:	Deepak Srivastava, M.D.
Title:	President